Exhibit 5.1

July 18, 2017

Tailored Brands, Inc.

6380 Rogerdale Road

Houston, Texas 77072

Ladies and Gentlemen:

The undersigned, as Vice President, Assistant General Counsel-Corporate and Securities Law and Assistant Secretary of Tailored Brands, Inc., a Texas corporation (the “Company”), and an attorney licensed by the State of Texas, has acted as counsel to the Company in connection with the Company’s filing today with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of an additional 2,900,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”), to be offered upon the terms and subject to the conditions set forth in the Company’s 2016 Long-Term Incentive Plan, as amended (the “Plan”).

In such capacity, I have examined (i) the Certificate of Formation and the By-Laws of the Company, (ii) the Plan, (iii) the Registration Statement, and (iv) such certificates, statutes and other instruments and documents as I considered appropriate for purposes of the opinions hereafter expressed.

In connection with this opinion, I have assumed the authenticity and completeness of all records, certificates and other instruments submitted to me as originals, the conformity to original documents of all records, certificates and other instruments submitted to me as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to me as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that I have examined.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ LAURA ANN SMITH
Laura Ann Smith
Vice President, Assistant General Counsel-Corporate and Securities Law and Assistant Secretary

6380 ROGERDALE • HOUSTON, TX  77072 • 281.776.7000